Exhibit (g)(11)

ANNEX I

to the

FOREIGN CUSTODY MANAGER AGREEMENT

Fund Name

Ivy Funds VIP Asset Strategy

Ivy Funds VIP Balanced

Ivy Funds VIP Bond

Ivy Funds VIP Core Equity

Ivy Funds VIP Dividend Opportunities

Ivy Funds VIP Energy

Ivy Funds VIP Global Bond

Ivy Funds VIP Global Natural Resources

Ivy Funds VIP Growth

Ivy Funds VIP High Income

Ivy Funds VIP International Growth

Ivy Funds VIP International Core Equity

Ivy Funds VIP Limited-Term Bond

Ivy Funds VIP Mid Cap Growth

Ivy Funds VIP Micro Cap Growth

Ivy Funds VIP Money Market

Ivy Funds VIP Pathfinder Aggressive

Ivy Funds VIP Pathfinder Conservative

Ivy Funds VIP Pathfinder Moderate

Ivy Funds VIP Pathfinder Moderate–Managed Volatility

Ivy Funds VIP Pathfinder Moderately Aggressive

Ivy Funds VIP Pathfinder Moderately Aggressive–Managed Volatility

Ivy Funds VIP Pathfinder Moderately Conservative

Ivy Funds VIP Pathfinder Moderately Conservative–Managed Volatility

Ivy Funds VIP Real Estate Securities

Ivy Funds VIP Science and Technology

Ivy Funds VIP Small Cap Growth

Ivy Funds VIP Small Cap Value

Ivy Funds VIP Value

Amended and Effective May 22, 2013 with respect to addition of Ivy Funds VIP Pathfinder Moderate–Managed Volatility, Ivy Funds VIP Pathfinder Moderately Aggressive–Managed Volatility and Ivy Funds VIP Pathfinder Moderately Conservative–Managed Volatility.